UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688		47-1308512
(Commission File Number)		(IRS Employer Identification Number)

225 South Main Avenue		57104
Sioux Falls,	South Dakota
(Address of principal executive offices)		(Zip Code)
(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GWB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.
Ken Karels, Chairperson of the Board, President and Chief Executive Officer of Great Western Bancorp, Inc. (the “Company”), adopted a stock trading plan in accordance with the guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. Under Mr. Karels’ Rule 10b5-1 Sales Plan dated October 26, 2019, a broker-dealer is authorized to sell up to 45,836 shares of the Company’s common stock held and acquired by Mr. Karels personally and through his participation in one or more of the Company’s equity compensation plans on the open market at prevailing market prices and subject to minimum price thresholds.
Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders may gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. In accordance with the 10b5-1 rules, Mr. Karels will have no direction over the sales of his shares of common stock under the plan.
Any transactions under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due. Except as may be required by law, the Company does not undertake to report 10b5-1 trading plans by other officers or directors of the Company in the future, or to report modifications or terminations of any such plans, whether or not the plan was publicly announced, except to the extent required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: October 30, 2019	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: Corporate Secretary and General Counsel